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                                                                    EXHIBIT 11.1

                             J.D. EDWARDS & COMPANY

                    COMPUTATION OF EARNINGS PER COMMON SHARE

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


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                                               Three Months Ended July 31,         Nine Months Ended July 31,
                                             ------------------------------      ------------------------------
                                                 1997              1998              1997              1998
                                             ------------      ------------      ------------      ------------

BASIC EARNINGS PER SHARE
Net income                                   $      7,220      $     18,053      $     14,398      $     36,812
                                             ============      ============      ============      ============

Weighted average number of
  common shares outstanding                        79,146           100,522            79,120            96,970


Basic earnings per common share              $       0.09      $       0.18      $       0.18      $       0.38
                                             ============      ============      ============      ============


DILUTED EARNINGS PER SHARE
Net income                                   $      7,220      $     18,053      $     14,398      $     36,812
                                             ============      ============      ============      ============

Shares outstanding
Weighted average number of
  common shares outstanding                        79,146           100,522            79,120            96,970


Assuming exercise of stock options                 22,122            20,166            22,156            19,041
Assuming repurchase of treasury stock              (4,469)           (9,821)           (5,984)           (6,508)
                                             ------------      ------------      ------------      ------------
   Net incremental shares                          17,653            10,345            16,171            12,533
Weighted average number of
  common shares outstanding  as adjusted           96,799           110,867            96,799           109,503
                                             ============      ============      ============      ============

Diluted earnings per common share            $       0.07      $       0.16      $       0.15      $       0.34
                                             ============      ============      ============      ============
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